UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2013

MEDICAL PROPERTIES TRUST, INC.

MPT OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-32559

Maryland Delaware	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization )	(I. R. S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

(205) 969-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Offering of Common Stock

On August 15, 2013, Medical Properties Trust, Inc., a Maryland corporation (the “Company”), and MPT Operating Partnership, L.P., a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters (the “Equity Underwriters”), pursuant to which the Company agreed to issue and sell to the Equity Underwriters an aggregate of 10,000,000 shares of common stock, par value $0.001 per share, of the Company, at a public offering price of $12.75 per share. The Company also granted the Equity Underwriters a 30-day option to purchase up to 1,500,000 additional shares, which was exercised in full on August 16, 2013. The offering of common stock closed on August 20, 2013, resulting in net proceeds to the Company (including the exercise in full of the option to purchase additional shares) of approximately $140.4 million, after deducting discounts and commissions and estimated offering expenses.

The offering and sale of the shares of common stock was made pursuant to a preliminary prospectus supplement and final prospectus supplement related to the Company’s effective shelf registration statement on Form S-3 (File No. 333-186812), each of which has been filed with the Securities and Exchange Commission.

The Equity Underwriting Agreement contains customary representations, warranties and covenants by the Company and the Operating Partnership. It also provides for customary indemnification by the Company for losses or damages arising out of or in connection with the sale of the common stock.

The foregoing is a summary description of certain terms of the Equity Underwriting Agreement and is qualified in its entirety by the text of the Equity Underwriting Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Offering of 6.375% Senior Notes due 2022

On August 15, 2013, the Operating Partnership, MPT Finance Corporation, a Delaware corporation and wholly owned subsidiary of the Operating Partnership (“MPT Finance,” and together with the Operating Partnership, the “Issuers”), and the Company and certain of its subsidiaries (the “Guarantors”) entered into an underwriting agreement (the “Notes Underwriting Agreement”) with J.P. Morgan Securities LLC, as a representative of the several underwriters listed thereto (the “Notes Underwriters”), pursuant to which the Issuers agreed to issue and sell to the Notes Underwriters $150,000,000 aggregate principal amount of the Notes at an issue price to the public of 102.000% plus accrued interest from August 15, 2013. The offering of Notes closed on August 20, 2013.

The Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by the Guarantors. The Notes will form a part of the same series as the Issuers’ 6.375% senior notes due 2022 issued on February 17, 2012 in the aggregate principal amount of $200.0 million. The Notes will be treated as a single series with the previously issued notes for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

The offering and sale of Notes was made pursuant to a free writing prospectus, preliminary prospectus supplement and final prospectus supplement related to the Issuers’ and Guarantors’ effective registration statement on Form S-3 (File No. 333-190543), each of which has been filed with the Securities and Exchange Commission.

The Notes Underwriting Agreement contains customary representations, warranties and covenants by the Issuers and the Guarantors. It also provides for customary indemnification by each of the Issuers and the Guarantors for losses or damages arising out of or in connection with the sale of the Notes.

The foregoing is a summary description of certain terms of the Notes Underwriting Agreement and is qualified in its entirety by the text of the Notes Underwriting Agreement attached as Exhibit 1.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated August 15, 2013, among the Company and Operating Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein

1.2	Underwriting Agreement, dated August 15, 2013, among the Issuers, Guarantors and J.P. Morgan Securities LLC, as a representative of the several underwriters named therein

4.1	Eighth Supplemental Indenture, dated August 20, 2013, by and among the Company, the Operating Partnership, MPT Finance, the Subsidiary Guarantors and Wilmington Trust, National Association, as Trustee

5.1	Opinion of Goodwin Procter LLP regarding the legality of common stock offered

5.2	Opinion of Goodwin Procter LLP regarding legality of senior notes offered

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC. (Registrant)

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

MPT OPERATING PARTNERSHIP, L.P. (Registrant)

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.

Date: August 20, 2013

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement dated August 15, 2013, among the Company and Operating Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein

1.2	Underwriting Agreement, dated August 15, 2013, among the Issuers, Guarantors and J.P. Morgan Securities LLC, as a representative of the several underwriters named therein

4.1	Eighth Supplemental Indenture, dated August 20, 2013, by and among the Company, the Operating Partnership, MPT Finance, the Subsidiary Guarantors and Wilmington Trust, National Association, as Trustee

5.1	Opinion of Goodwin Procter LLP regarding the legality of common stock offered

5.2	Opinion of Goodwin Procter LLP regarding legality of senior notes offered

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.2)

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